As filed with the Securities and Exchange Commission on October ___, 2001

                                                     Registration No. 333- _____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             MATRIA HEALTHCARE, INC.
             (Exact name of registrant as specified in its charter)

                         Delaware                        58-2205984
              (State or other jurisdiction of          (I.R.S. Employer
              incorporation or organization)          Identification No.)

              1850 Parkway Place, 12th Floor
                     Marietta, Georgia                     30067
         (Address of principal executive offices)       (Zip Code)

              MATRIA HEALTHCARE, INC. 2000 DIRECTORS' NON-QUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the plan)

                                Roberta L. McCaw
                             Matria Healthcare, Inc.
                         1850 Parkway Place, 12th Floor
                             Marietta, Georgia 30067
                                  770/767-8332
 (Name, address and telephone number, including area code, of agent for service)

            The Commission is requested to mail signed copies of all
                     orders, notices and communications to:

                                Roberta L. McCaw
                             Matria Healthcare, Inc.
                         1850 Parkway Place, 12th Floor
                             Marietta, Georgia 30067
                            Telephone: (770) 767-8332
                            Facsimile: (770) 767-7769

--------------------------------------------------------------------------------
                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                                  Proposed
      Title of each class of          Amount to be       Proposed maximum    Maximum aggregate        Amount of
   securities to be registered      registered(1)(2)    offering price per   offering price(2)    registration fee
                                    share(3)
----------------------------------- ------------------ --------------------- ------------------- --------------------
Common Stock, $0.01 par value           50,000 shares         $22.735            $1,136,750          $284.19
(together with associated common
stock purchase rights)
----------------------------------- ------------------ --------------------- ------------------- --------------------

(1) Pursuant to General Instruction E of Form S-8, this Registration Statement covers the registration of 50,000 shares of Common Stock in addition to shares previously registered under Registration Statement No. 333-42856.
(2) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the plans described herein.
(3) Pursuant to Rule 457(h)(1) under the Securities Act, these figures are based upon the average of the high and low prices of the Common Stock on October ___, 2001, as reported in the Nasdaq National Market System, and are used solely for the purpose of calculating the registration fee.
As permitted by Rule 429 under the Securities Act of 1933, the prospectus related to this Registration Statement also covers securities registered under Registration Statement No. 333-42856.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

                  This Registration Statement on Form S-8 is being filed to register 50,000 additional shares of Common Stock, par value $.01 per share (the "Common Stock"), of Matria Healthcare, Inc. (the "Registrant") which have been reserved for issuance under the Matria Healthcare, Inc. 2000 Directors' Non-Qualified Stock Option Plan (the "Plan"). A total of 612,500 shares of the Common Stock reserved under the Plan and the Matria Healthcare, Inc. 2000 Stock Incentive Plan have previously been registered on a Registration Statement on Form S-8 No. 333-42856 filed on August 2, 2000 (the "Registration Statement") (which number of shares reflects a proportionate reduction occurring as a result of a 1-for-4 reverse stock split that took effect on December 6, 2000). Pursuant to and as permitted by General Instruction E to Form S-8, the contents of the Registration Statement are hereby incorporated by reference herein, and the opinions and consents listed at Item 8 below are annexed hereto.

ITEM 8.  Exhibits.


     5             Opinion of Troutman Sanders LLP.

     23(a)         Consent of KPMG LLP.

     23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Marietta, State of Georgia, on October 23, 2001.

                                              MATRIA HEALTHCARE, INC.



                                           By:/s/ Parker H. Petit
                                              --------------------
                                           Parker H. Petit, Chairman of Board,
                                           President and Chief Executive Officer


                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Parker H. Petit and George W. Dunaway, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

   Signatures                        Title                            Date

                             Chairman of the Board,
/s/ Parker H. Petit      President and Chief Executive         October 23, 2001
----------------------         Officer, Director
Parker H. Petit          (Principal Executive Officer)


/s/ Jeffrey D. Koepsell   Chief Operating Officer, Executive   October 23, 2001
----------------------      Vice President and Director
Jeffrey D. Koepsell

/s/ George W. Dunaway     Vice President-Finance and Chief     October 23, 2001
----------------------         Chief Financial Officer
George W. Dunaway            Principal Finacial Officer)

/s/ Larry N. Brownlee     Corporate Controller (Principal      October 23, 2001
-----------------------           Accounting Officer)
Larry N. Brownlee


                                  Director                     October __, 2001
-----------------------
Richard F. Levy


/s/ Guy W. Millner                Director                     October 23, 2001
-----------------------
Guy W. Millner


                                  Director                     October __, 2001
-----------------------
Carl E. Sanders

/s/ Thomas S. Stribling           Director                     October 23, 2001
-----------------------
Thomas S. Stribling

                                  Director                     October __, 2001
-----------------------
Jackie M. Ward

/s/ Donald W. Weber               Director                     October 23, 2001
-----------------------
Donald W. Weber

/s/ Morris S. Weeden              Director                     October 23, 2001
-----------------------
Morris S. Weeden

/s/ Frederick P. Zuspan, M.D.     Director                     October 23, 2001
-----------------------
Frederick P. Zuspan, M.D.

                                  EXHIBIT INDEX

Exhibit
Number   Description


5        Opinion of Troutman Sanders LLP.

23(a)    Consent of KPMG LLP.

23(b) Consent of Troutman Sanders LLP (contained in opinion filed in Exhibit 5).